SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material under Rule 14a-12

                        UNITED TENNESSEE BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

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     2.   Aggregate number of securities to which transaction applies:

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     3.   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

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     5.   Total fee paid:

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[ ]  Fee paid previously with preliminary  materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount Previously Paid:

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     4.   Date Filed:

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

                        UNITED TENNESSEE BANKSHARES, INC.
                                  P.O. BOX 458
                          NEWPORT, TENNESSEE 37822-0458



                                 April 16, 2001




Dear Fellow Shareholder:

     We invite you to attend the 2001 annual meeting of shareholders of United Tennessee Bankshares, Inc., the holding company for Newport Federal Bank, to be held at the Bank's main office, 344 W. Broadway, Newport, Tennessee on Tuesday, May 15, 2001 at 5:00 p.m.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations during the fiscal year ended December 31, 2000. Our directors and officers will be present to respond to any questions the shareholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                   Sincerely,

                                   /s/ Richard G. Harwood

                                   Richard G. Harwood
                                   President

                        UNITED TENNESSEE BANKSHARES, INC.

                                 344 W. BROADWAY
                          NEWPORT, TENNESSEE 37821-0249
                                 (423) 623-6088

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of United Tennessee Bankshares, Inc. (the "Company") will be held at the main office of Newport Federal Bank, 344 W. Broadway, Newport, Tennessee on Tuesday, May 15, 2001 at 5:00 p.m.

     A proxy statement and form of proxy for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of two directors for three-year terms;

          2. The approval of an amendment to the Newport Federal Savings and Loan Association Long-Term Incentive Plan; and

          3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 2, 2001 are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying form of proxy which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Peggy B. Holston

                                         PEGGY B. HOLSTON
                                         Secretary

Newport, Tennessee
April 16, 2001

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. THE ACCOMPANYING FORM OF PROXY IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                       OF
                        UNITED TENNESSEE BANKSHARES, INC.
                                 344 W. BROADWAY
                          NEWPORT, TENNESSEE 37821-0249

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2001


                                     GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Tennessee Bankshares, Inc. (the "Company") to be used at its annual meeting of shareholders (the "Annual Meeting") which will be held at the main office of Newport Federal Bank (the "Bank"), 344 W. Broadway, Newport, Tennessee, on Tuesday, May 15, 2001 at 5:00 p.m. This proxy statement and the accompanying notice and proxy card are being first provided to shareholders on or about April 16, 2001.


                       VOTING AND REVOCABILITY OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Peggy B. Holston, Corporate Secretary, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Company's Board of Directors will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH
                                 ---
BELOW AND FOR THE  PROPOSAL  TO  APPROVE AN  AMENDMENT  TO THE  NEWPORT  FEDERAL
          ---
SAVINGS AND LOAN ASSOCIATION LONG-TERM INCENTIVE PLAN. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions, and shares held in street name which have been designated by brokers on proxies as not voted, will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.


                   VOTING SECURITIES AND BENEFICIAL OWNERSHIP

     Shareholders of record as of the close of business on April 2, 2001 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 1,382,013 shares of common stock, no par value (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of the Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based on these reports, the following table sets forth, as of the Record Date, certain information as to shares of the Common Stock known by management to be beneficially owned by persons owning in excess of 5% of the Common Stock and by all of the Company's directors and executive officers as a group.



                                                       AMOUNT AND                   PERCENT OF
                                                        NATURE OF                    SHARES OF
NAME AND ADDRESS BENEFICIAL                            BENEFICIAL                  COMMON STOCK
OF BENEFICIAL OWNER                                     OWNERSHIP                   OUTSTANDING
-------------------                                     ---------                   -----------
Richard G. and Margaret R. Harwood
344 W. Broadway
Newport, Tennessee  37821-0249                            88,993 (1)                    6.26%


United Tennessee Bankshares, Inc.
   Employee Stock Ownership Plan ("ESOP")
344 W. Broadway
Newport, Tennessee  37821-0249                           158,744 (2)                   11.49%

Trust Agreement I under
   United Tennessee Bankshares, Inc.
   1999 Stock Option Plan
   ("Stock Option Plan Trust I")
344 W. Broadway
Newport, Tennessee  37821-0249                           110,561 (3)                    8.00%

All directors and executive officers
 as a group (10 persons)                                 346,476 (4)                   22.81%

_____________
1 Includes 12,411 shares of which Mr. Harwood is the sole owner and 300 shares of which Mrs. Harwood is the sole owner. Also includes 10,250 shares in Mr. Harwood's IRA, 11,718 shares held in his account in the Company's 401(k) Plan, 13,872 shares allocated to his account in the ESOP and 40,442 shares which he has the right to acquire pursuant to options issued under the 1999 Stock Option Plan. Does not include 3,636 unvested shares held in the Management Recognition Plan ("MRP") Trust for his benefit or 13,480 shares subject to options which will not vest within 60 days of the Record Date.
2 Includes 59,550 allocated shares and 98,804 unallocated shares. Unallocated shares are held in a suspense account for future allocation among participating employees as the loan used to purchase the shares is repaid. The ESOP trustees, currently Directors Henry, Overholt and Self, vote all allocated shares in accordance with instructions of the participants. Subject to their common law and statutory fiduciary duties, the ESOP trustees vote unallocated shares and shares for which no instructions have been received in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Board of Directors.
3 Consists of shares held in trust to satisfy potential obligations of the Company under the United Tennessee Bankshares, Inc. 1999 Stock Option Plan. Voting rights with respect to the Common Stock held by Stock Option Plan Trust I are exercised by the trustees, Directors Bible and Hooper in accordance with the terms of the ESOP.
4 Reflects shares over which one or more directors and executive officers have sole or shared voting and/or dispositive power. Excludes 98,804 unallocated shares in the ESOP which are voted as described in note 2. Also excludes 188,422 shares held by Stock Option Plan Trusts I and II, 18,056 unvested shares held by the Company's Management Recognition Plan Trust and 17,143 shares held in a grantor trust for the Bank directors' retirement plan. The trustees of these trusts, vote all such shares in the same proportion on all matters as the ESOP trustees vote the ESOP shares. Includes 136,628 shares which directors and executive officers have the right to acquire pursuant to options exercisable within 60 days of the Record Date.



                       PROPOSAL I -- ELECTION OF DIRECTORS

GENERAL

         The Company's Board of Directors currently consists of seven members. The Company's Charter requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board has nominated directors Robert L. Overholt and Ben W. Hooper, III for reelection to serve as directors for three-year terms. Under Tennessee law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present. If any of the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why the nominees might be unavailable to serve.

     The following table sets forth the names of the nominees for election as directors and the directors whose terms expire in future years. Also set forth is certain other information with respect to each person's age, the year he first became a director of the Bank, the Company's principal subsidiary, on whose board each director of the Company also serves, the expiration of his term as a director and the number and percentage of shares of the Common Stock beneficially owned. With the exception of Messrs. Bible and Hooper who first became directors in 1998, each director first became a director of the Company upon its incorporation in 1997.

                                                                                  SHARES OF
                                            YEAR FIRST                          COMMON STOCK
                            AGE AT          ELECTED AS          CURRENT         BENEFICIALLY
                         DECEMBER 31,       DIRECTOR OF          TERM           OWNED AT THE            PERCENT
       NAME                  2000            THE BANK          TO EXPIRE        RECORD DATE (1)        OF CLASS
       ----                 ------          ----------         ---------       --------------          --------

                                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2004
Robert L. Overholt            57               1983              2001                 38,089             2.73%
Ben W. Hooper, III            36               1998              2001                  4,180             0.30

                                               DIRECTORS CONTINUING IN OFFICE

Richard G. Harwood            54               1989              2002                 88,993             6.26
Robert D. Self                70               1978              2002                 23,191             1.66
William B. Henry              70               1978              2003                 37,842             2.71
J. William Myers              59               1975              2003                 36,014             2.58
Tommy C. Bible                47               1998              2003                 25,780             1.85

______________
1 Reflects shares over which the named individuals have sole or shared voting and/or dispositive power; excludes unallocated shares held by the ESOP and certain shares held by the Company's defined contribution thrift plan and its directors' retirement plan (see "Voting Securities and Beneficial Ownership") above. Includes 40,442 shares which Mr. Harwood has the right to acquire pursuant to options exercisable within 60 days of the Record Date, 12,133 shares which each of Messrs. Myers, Henry, Overholt and Self have the right to acquire pursuant to such options and 2,780 shares which each of Messrs. Bible and Hooper have the right to acquire pursuant to such options.



     Set forth below is information concerning the Board's nominees for election as director and continuing directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     ROBERT L. OVERHOLT retired in 1999 after having been the owner/manager of Home Supply of Newport, Tennessee, Inc., a building supply establishment, since 1966. Mr. Overholt is active with the Shriners and Habitat for Humanity.

     BEN W. HOOPER, III is an attorney in general practice with Campbell & Hooper in Newport, Tennessee. Mr. Hooper also serves as legal counsel to the Cocke County Amvets and the Cocke County Education Foundation. He is currently the President of the Cocke County Bar Association.

     RICHARD G. HARWOOD serves as President and Chief Executive Officer of the Company and the Bank. Mr. Harwood joined the Bank as Senior Vice President in 1984. He has acted as the Chairman of the Newport/Cocke County Economic
Development Commission. Mr. Harwood also is Chairman of the Allocations Committee for the United Way of Cocke County and President of the Newport Lions Club.

     ROBERT D. SELF retired in 1999 after having been the owner of Bob Self Auto Parts, an auto parts supplier located in Newport, Tennessee, since 1969. Mr. Self is active with the Newport Lions Club and serves on the board of directors of the Stokley Memorial Library.

     WILLIAM B. HENRY has been an optometrist in Newport, Tennessee since 1961. He is presently serving as the secretary of the Newport Utilities Board.

     J. WILLIAM MYERS is a partner in the law firm of Myers & Bell in Newport, Tennessee. He has practiced law in Newport, Tennessee since 1966. Mr. Myers serves as the Chairman of the Board for the Company and the Bank. He is active with Habitat for Humanity.

     TOMMY C. BIBLE is the General Manager of the Jefferson-Cocke County Gas Utility District that serves natural and propane gas to the Jefferson County and Cocke County areas. Prior to joining Jefferson-Cocke, he worked 15 years for Newport Utilities Board as the Administrative Manager. Mr. Bible is a member of the Cocke County Election Commission and is a director for the Newport/Cocke County Economic Development Commission.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors holds regular meetings and special meetings as needed. During the year ended December 31, 2000, the Board met five times. No nominee for election as a director or continuing director attended fewer than 75% in the aggregate of the total number of Board meetings held while he was a member during the year ended December 31, 2000 and the total number of meetings held by committees on which he served during such fiscal year.

     The full Board of Directors acts as an audit committee and met two times in this capacity in connection with the independent audit for fiscal 2000. All of the members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards except for Mr. Harwood. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee's charter is attached to this Proxy Statement as Appendix A.

     The Board of Directors has an Executive Committee, which consists of Chairman Myers and Directors Bible, Harwood and Henry and acts as a compensation committee. This committee reviews the performance of the Company's officers and met 13 times for fiscal 2000.

     The Board of Directors does not have a standing nominating committee. Under the Company's Bylaws, the full Board of Directors acts as a nominating committee and met once in this capacity to select the nominees for election at the Annual Meeting.

DIRECTOR COMPENSATION

     FEES. Directors currently receive fees of $6,000 per year, plus $300 per regular board meeting attended and $100 per executive committee meeting attended. Directors serving on the Audit Committee and the ALCO Committee receive an additional $100 for each meeting of those committees. In addition, the Chairman receives a salary of $9,600 per year. For fiscal 2000, directors' fees totaled $96,350. Directors do not receive additional compensation for service as directors of the Company.

     LONG-TERM INCENTIVE PLAN. The Bank has adopted a long-term incentive plan for directors in order to provide competitive compensation to directors, attract, retain and motivate directors and to encourage the long-term financial success of the Bank. The long-term incentive plan was designed to provide a means by which directors may accrue additional retirement benefits based on the Bank's performance. Pursuant to the plan, a bookkeeping account has been established in the name of each director. In recognition of past service, the account of each director serving on the effective date of the plan was credited with an amount equal to the product of (i) $1,291 and (ii) the director's full years of service as a director, up to 20 years. On each December 31, the account of each participant who is then a director and has 20 or fewer years of service is credited with an amount equal to the product of $1,291 and the safe performance factor, which is determined based on the Bank's actual performance as compared to budgeted goals for return on average equity, non-performing assets and composite regulatory rating. The safe performance factor may not exceed 1.2. All amounts credited to participants' accounts are fully vested at all times. Until distributed in accordance with the terms of the plan, each participant's account will be credited with a rate of return equal to either the Bank's highest rate of interest paid on certificates of deposit having a term of one year or the dividend-adjusted rate of return on the Common Stock as elected by the participant. Beginning with the fiscal year following a participant's termination of service, the participant's account will be credited with an investment return measured by the participant's election between up to two different mutual funds (or other investments) selected by the Board of Directors.

     Each participant may elect to receive plan benefits in a lump sum or over a period shorter than ten years, and in the absence of an election will receive payments in five substantially equal installments. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects a distribution period up to ten years) to his designated beneficiary or, if none, his estate.

     Any benefits accrued under the plan will be paid from the Bank's general assets. To provide a funding mechanism, the Bank has established a grantor trust in order to hold assets with which to pay benefits. Trust assets would be subject to claims of the Bank's general creditors. In the event of a change in control, the Bank will contribute to the grantor trust an amount sufficient to fund the aggregate account balances in the plan.

     At December 31, 2000, the accounts of Messrs. Bible, Harwood, Henry, Hooper, Myers, Overholt and Self were credited with $1,631, $2,132, $1,252, $1,631, $1,252, $2,507 and $1,252, respectively, including earnings on their accounts.

     DEFERRED COMPENSATION PLAN. Under the Bank's deferred compensation plan, each non-employee director may elect to defer receipt of all or part of his fees for the year, and any other participant may elect to defer receipt of up to 25% of his or her compensation for the year. Deferred amounts are credited at the end of the calendar year to a bookkeeping account in the participant's name along with the investment return which would have resulted if such deferred amounts had been invested, based upon the participant's choice, between the dividend-adjusted rate of return on the Common Stock and the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive distributions either in a lump sum or in annual installments over a period up to ten years.

     The Bank expects (but is under no legal obligation) to make quarterly contributions to a grantor trust in an amount equal to the accrued expense associated with the deferred compensation plan. In the event of a change in control (as defined in the employment agreement described below), the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the plan. The trust's assets would remain subject to the claims of the Bank's general creditors and be available for eventual payments to participants.

EXECUTIVE COMPENSATION

     SUMMARY. The following table sets forth compensation for the fiscal years ended December 31, 2000, 1999 and 1998 awarded to or earned by the Company's Chief Executive Officer for services rendered in all capacities. No executive officer received salary and bonus in excess of $100,000 during the fiscal years 2000, 1999 or 1998.



                                                                               LONG-TERM COMPENSATION
                                                                           -----------------------------
                                                                                        AWARDS
                                                ANNUAL COMPENSATION        -----------------------------
                                     ----------------------------------    RESTRICTED        SECURITIES
    NAME AND                                               OTHER ANNUAL      STOCK          UNDERLYING        ALL OTHER
PRINCIPAL POSITION       YEAR       SALARY      BONUS     COMPENSATION(1)    AWARDS           OPTIONS        COMPENSATION
------------------       ----       ------      -----     ---------------    ------           -------        ------------
Richard G. Harwood       2000     $ 86,363    $ 9,610       $  --         $       --                --         $  9,829 (4)
 President and Chief     1999       82,796      9,861          --            178,201 (2)        53,922 (3)       54,679
 Executive Officer       1998       81,440      5,916          --                 --                --           41,015

__________

1 Excludes indirect compensation in the form of certain perquisites and other personal benefits which did not exceed 10% of salary and bonus.
2 Based on the closing price of the Common Stock on the date of grant ($12.25 per share) multiplied by the number of shares awarded. Mr. Harwood was awarded 14,547 shares of restricted stock on January 12, 1999 under the United Tennessee Bankshares, Inc. Management Recognition Plan ("MRP") subject to shareholder approval. Mr. Harwood's restricted stock award was 25% vested as of the date of grant and vests at the rate of 25% per year thereafter. Dividends received in respect of MRP shares are held for the benefit of participants and distributed upon vesting of the underlying shares. Based on the last sale price of the Common Stock at December 31, 2000 ($8.25 per share), the 3,637 shares held by the MRP trust for Mr. Harwood on that date had a value of $30,005 not including the value of the $4.00 special dividend paid with respect to such shares.
3 Pursuant to the United Tennessee Bankshares, Inc. 1999 Stock Option Plan (the "Option Plan"), Mr. Harwood was granted options to acquire 36,369 shares of the Common Stock at $12.75 per share effective January 15, 1999. In accordance with the terms of the Option Plan, the exercise price of such options was adjusted to maintain the same relation with the fair market of the Common Stock before and after the Company's return of capital distribution and the aggregate number of shares subject to the Option was adjusted to maintain the aggregate in-the-money value of the options. As a result of this adjustment, the exercise price of Mr. Harwood's options was adjusted to $8.60 per share and the number of shares subject to the option was adjusted to 53,922 shares.
4 Consists of director fees ($11,800), allocation to ESOP account ($4,268), Company contribution to long-term incentive plan ($1,549) and loss on accounts in long-term incentive and deferred compensation plans ($7,738) for fiscal 2000; excludes appraisal fees for services to borrowers.

     OPTION YEAR-END VALUE TABLE. The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 2000. The number of shares underlying such options and the exercise price therefor have been adjusted for the special distribution paid November 30, 1999. No options were exercised during fiscal year 2000.


                                  NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                                  OPTIONS AT YEAR-END                     AT YEAR END  (1)
                          ------------------------------------     ---------------------------------
NAME                         EXERCISABLE      UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
----                         -----------      -------------         -----------      -------------
Richard G. Harwood             40,442           13,480                  --                --

_________
1 Based on the difference between the closing sales price for the Common Stock on December 31, 2000 as reported on the Nasdaq SmallCap Market SM ($8.25 per share) and the exercise price per share ($8.60 per share) multiplied by the number of shares subject to the option. Options are considered in-the-money if the fair market value of the underlying securities exceeds the exercise price.

EMPLOYMENT AGREEMENT

     The Bank has entered into an employment agreement pursuant to which Richard
G. Harwood serves as the Bank's President and Chief Executive Officer. In such capacities, Mr. Harwood is responsible for overseeing all of its operations and for implementing the policies adopted by the Board of Directors. The Company has entered into a guarantee agreement with Mr. Harwood pursuant to which it has agreed to be jointly and severally liable for the payment of amounts due under the employment agreement.

     The employment agreement became effective on January 1, 1998 and provided for an initial term of three years with an annual base salary equal to Mr. Harwood's existing base salary rate in effect on the effective date. On each anniversary date of the commencement of the employment agreement, the term of Mr. Harwood's employment may be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Harwood has met the required performance standards and that such employment agreement should be extended. Mr. Harwood's employment agreement has accordingly been extended through January 1, 2004. The employment agreement provides Mr. Harwood with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The employment agreement shall terminate upon Mr. Harwood's death, may terminate upon Mr. Harwood's disability and is terminable by the Company for "just cause" (as defined in the employment agreement). In the event of termination for just cause, no severance payment is available. If the Company terminates Mr. Harwood without just cause, Mr. Harwood will be entitled to a continuation of his compensation from the date of termination through the remaining term of the employment agreement. In addition, Mr. Harwood is entitled, at his election, to either continued participation in compensation plans which he would have been eligible to participate in through his employment agreement's expiration date or the cash equivalent thereof. If Mr. Harwood's employment is terminated for any reason other than just cause, he shall be entitled to purchase from the Company, at his own expense which shall not exceed applicable statutory rates, family medical insurance under any group health plan that the Company maintains for its employees. This right shall be in addition to, and not in lieu of, any other rights that Mr. Harwood has under the employment agreement and shall continue until he first becomes eligible for participation in Medicare. If the employment agreement is terminated due to Mr. Harwood's "disability" (as defined in the agreement), Mr. Harwood will be entitled to a continuation of his compensation through the date of such termination, including any period prior to the establishment of Mr. Harwood's disability. In the event of Mr. Harwood's death during the term of the employment agreement, Mr. Harwood's estate will be entitled to receive his salary through the last day of the calendar month in which Mr. Harwood's death occurred. Mr. Harwood is able to voluntarily terminate the employment agreement by providing 90 days' written notice to the Company, in which case Mr. Harwood would be entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     In the event of (i) Mr. Harwood's involuntary termination of employment other than for "just cause" during the 12-month period following a change in control or (ii) Mr. Harwood's voluntary termination within 90 days of the occurrence of certain specified events occurring during that period, Mr. Harwood will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between (a) 2.99 times his base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and (b) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. "Change in control" means any one of the following events:
(i) the acquisition of ownership, holding or power to vote more than 25% of our voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company's directors, (iii) the acquisition of a controlling influence over the Company's management or policies by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Exchange Act) or, (iv) during any period of two consecutive years, individuals ("continuing directors") who at the beginning of such period constituted the Company's Board of Directors (the "existing board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office shall be considered a continuing director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The payments that would be made to Mr. Harwood assuming his termination of employment under the foregoing circumstances at

December 31, 2000, would have been approximately $287,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. If Mr. Harwood were to prevail over the Company, or obtain a written settlement, in a legal dispute as to the employment agreement, he would be entitled to be reimbursed for his legal and other expenses.

CERTAIN TRANSACTIONS

     The Company offers loans to directors, officers and employees through the Bank. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features, except each director, officer and employee may obtain one mortgage loan and one consumer loan with waived origination fees and a 1% discount on the interest rate (on adjustable-rate loans, the discounted rate applies only until the rate adjusts). At December 31, 2000, the Company's loans to directors and executive officers totaled approximately $1,219,000 or 9.1% of its shareholders' equity and 1.2% of its total assets at that date. Except as disclosed below, no director or executive officer had more than $60,000 of preferential loans from the Company at any time during fiscal year 2000.


                                                                                       HIGHEST        BALANCE AT
     NAME & RELATION                                                                BALANCE SINCE      DECEMBER
        TO COMPANY          TYPE OF LOAN      DATE ORIGINATED    INTEREST RATE     JANUARY 1, 2000     31, 2000
   --------------------     ------------      ---------------    -------------     ---------------     ---------
Richard G. Harwood          Residential            3/30/99           6 1/4%           $124,000            $0
President and Chief         Mortgage
Executive Officer

Lonnie R. Jones             Residential           10/14/00           7 3/4%           $325,000         $325,000
Vice President of           Mortgage
Operations

Ben W. Hooper, III          Residential             4/1/98           6 1/4%           $253,000         $237,000
Director                    Mortgage


     J. William Myers is a principal in the law firm of Myers & Bell, Newport, Tennessee, which performs routine legal services on behalf of the Company and its borrowers, principally in connection with the closing of mortgage loans. In fiscal 2000, the law firm's fees for such services totaled $82,419.

     Richard G. Harwood, the Company's President and Chief Executive Officer, and Nancy L. Bryant and Peggy B. Holston, the Company's Vice President and Treasurer and Assistant Secretary and Branch Manager, respectively, are licensed real estate appraisers. They perform routine appraisal services on behalf of the Bank's borrowers principally in connection with the closing of mortgage loans. In fiscal 2000, Mr. Harwood's and Mses. Bryant's and Holston's fees for such services totaled $18,525, $13,798 and $14,135, respectively.

    PROPOSAL II - APPROVAL OF AN AMENDMENT TO THE NEWPORT FEDERAL SAVINGS AND
                   LOAN ASSOCIATION LONG-TERM INCENTIVE PLAN

     The Board of Directors is seeking shareholder approval of an amendment to the Newport Federal Savings and Loan Association Long-Term Incentive Plan (the "Incentive Plan") to allow the Incentive Plan to pay out directors' accounts in shares of Common Stock rather than cash. The Board of Directors believes that the proposed amendment is in the best interests of the Company and unanimously recommends approval of the amendment.

DESCRIPTION OF INCENTIVE PLAN

     PURPOSE OF INCENTIVE PLAN. The Incentive Plan was adopted effective June 19, 1997 in order to provide competitive compensation to directors, attract, retain and motivate directors and to encourage the long-term financial success of the Bank. The Incentive Plan was designed to provide a means by which directors could accrue additional retirement benefits based on the Bank's performance.

     PARTICIPANT ACCOUNTS AND ANNUAL CREDITS THERETO. Pursuant to the Incentive Plan, a bookkeeping account has been established in the name of each director. In recognition of past service, the account of each director serving on the effective date of the Incentive Plan was credited with an amount equal to the product of (i) $1,291 and (ii) the director's full years of service as a director, up to 20 years. On each December 31, the account of each participant who is then a director and has 20 or fewer years of service is credited with an amount equal to the product of $1,291 and the safe performance factor, which is determined based on the Bank's actual performance as compared to budgeted goals for return on average equity, non-performing assets and composite regulatory rating. The safe performance factor may not exceed 1.2. All amounts credited to participants' accounts are fully vested at all times.

     EARNINGS ON ACCOUNTS. Until distributed in accordance with the terms of the Incentive Plan, each participant's account is credited with a rate of return, at the participant's election, equal to either the Bank's highest rate of interest paid on certificates of deposit having a term of one year or the dividend-adjusted rate of return on the Common Stock. Beginning with the fiscal year following a participant's termination of service and until fully distributed, the participant's account will receive an investment return measured by the participant's election between up to two different mutual funds (or other investments) selected by the Board of Directors.

     PAYMENT OF BENEFITS. Each participant may elect to receive plan benefits in a lump sum or over a period shorter than ten years, and in the absence of an election will receive payments in five substantially equal installments beginning in the first quarter of the calendar year following the year in which they terminated service. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects a distribution period up to ten years) to his designated beneficiary or, if none, his estate.

     SOURCE OF BENEFITS. Any benefits accrued under the Incentive Plan will be paid from the Bank's general assets. To provide a funding mechanism, the Bank has established a grantor trust in order to hold assets with which to pay benefits. The grantor trust has invested in shares of Common Stock to the extent required to provide an investment return equal to the returns on directors' accounts deemed invested in Common Stock. Participants do not have any legal rights to the assets of the grantor trust. Trust assets would be subject to claims of the Bank's general creditors.

     CHANGES-IN-CONTROL AND REORGANIZATIONS. In the event of a Change in Control of the Bank, the Bank will contribute to the grantor trust an amount sufficient to cover the aggregate value of all accounts. The Bank will not merge or permit its business activities to be taken over by another entity unless and until the successor entity expressly assumes the rights and obligations of the Bank under the Incentive Plan. The Bank will not cease operations unless adequate provision has been made for its obligations under the Incentive Plan.

     INTERPRETATION, AMENDMENT AND TERMINATION. The Board of Directors has sole and absolute discretion to administer, construe and interpret the Incentive Plan and its decisions will be conclusive and binding on all parties (unless arbitrary and capricious). If a participant were to prevail over the Bank in a legal dispute as to the terms or interpretation of the Incentive Plan, he would be reimbursed for his legal and other expenses. The Board of Directors may amend or terminate the Incentive Plan at any time, provided that no amendment or termination may alter or impair any vested rights of a participant without the written consent of the participant.

REASONS FOR PROPOSED AMENDMENT

     As originally adopted, the Incentive Plan provided that participants' accounts would be paid out in cash regardless of whether their account was deemed to be invested in Common Stock or certificates of deposit.

Accordingly, when a director retires, the grantor trust would be required to sell sufficient shares to pay out the amounts to which the director is due. The payout of accounts in Common Stock will reduce the Company's expenses since it will not incur brokerage commissions in connection with the pay out of accounts. In addition, the Company will avoid the potential market disruption that could occur if it is required to sell a block of shares to satisfy its obligations to a retiring director.

EFFECT OF AMENDMENT ON PARTICIPANTS

     The amendment will not increase the benefits payable to any participant. As a result of the amendment, however, directors will become entitled to receive shares of Common Stock in an amount greater than 1% of total outstanding. Under the listing standards of The Nasdaq Stock MarketSM, the amendment must therefore be submitted for shareholder approval.

     As of December 31, 2000, the Incentive Plan accounts of Messrs. Bible, Harwood, Henry, Hooper, Myers, Overholt and Self had been credited with a total of $5,265, $21,044, $39,672, $5,265, $39,451, $32,876 and $39,672, respectively, including earnings thereon. Each director has elected to have the investment return on their accounts calculated on the basis of the dividend-adjusted rate of return on the Common Stock. Messrs. Bible, Harwood, Henry, Hooper, Myers, Overholt and Self would have been entitled to receive 341, 1,880, 3,848, 341, 3,849, 3,034 and 3,848 shares, respectively, if their accounts had been paid out in Common Stock at December 31, 2000.

VOTE REQUIRED FOR APPROVAL


     The Board of Directors is seeking shareholder approval of the amendment solely to satisfy the requirements of The Nasdaq Stock MarketSM for continued listing of the Common Stock on The Nasdaq SmallCap MarketSM. Under the rules of The Nasdaq Stock MarketSM, the amendment must be approved by a majority of the total votes cast. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN.


                              INDEPENDENT AUDITORS

     Pugh & Company, P.C. was the Company's independent auditor for the 2000 fiscal year and has been retained by the Board of Directors to be its auditor for the 2001 fiscal year. A representative of Pugh & Company, P.C. is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

     AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed during the fiscal year ended December 31, 2000 were $40,675.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not engage Pugh & Company, P.C. to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     ALL OTHER FEES. For the fiscal year ended December 31, 2000, the aggregate fees paid by the Company to Pugh & Company, P.C., certified public accountants for all other services (other than audit services and financial information systems design and implementation services) were $36,810, which were related to preparation of tax returns, review of OTS Thrift Financial Reports, review of press release and consulting on various financial, tax and regulatory compliance issues.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the management of the Company.

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements and discussed with the independent auditors their independence.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                            MEMBERS OF THE AUDIT COMMITTEE

                            Tommy C. Bible                J. William Myers
                            Richard G. Harwood            Robert L. Overholt
                            William B. Henry              Robert D. Self
                            Ben W. Hooper, III


                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company's review of such reports which the Company received during the last fiscal year, or written representations from such persons that no annual report of change in beneficial ownership was required, the Company believes that, during the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.


                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares of the Common Stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

                              FINANCIAL INFORMATION

     The annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Company's Corporate Secretary. Such annual report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH SHAREHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE COMPANY'S
CORPORATE SECRETARY, UNITED TENNESSEE BANKSHARES, INC., 344 W. BROADWAY, NEWPORT, TENNESSEE 37821-0249.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 344 W. Broadway, Newport, Tennessee 37821-0249, no later than December 18, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Shareholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Company's Secretary, not less than thirty days nor more than sixty days prior to the date of the Annual Meeting. If less than forty days' notice is given to shareholders, such notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Peggy B. Holston

                                         PEGGY B. HOLSTON
                                         Secretary
Newport, Tennessee
April 16, 2001

                                                                      APPENDIX A

                        UNITED TENNESSEE BANKSHARES, INC.

                             AUDIT COMMITTEE CHARTER


The Audit  Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

As long as the Company qualifies as a "Small Business Issuer" as such term is defined in Regulation S-B, the Audit Committee shall consist of at least two members, a majority of which shall meet the independence requirements of the Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Meet periodically with management as considered necessary to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     5.   Review as considered necessary major changes to the Company's auditing
          and   accounting   principles   and  practices  as  suggested  by  the
          independent auditor, internal auditors or management.

     6. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     7.   Approve the fees to be paid to the independent auditor.

     8. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

     9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     10. Meet with the independent auditor as considered necessary prior to the audit to review the planning and staffing of the audit.

     11. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     12.  Obtain reports from  management and the  independent  auditor that the
          Company's   subsidiaries  are  in  conformity  with  applicable  legal requirements.

     13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     17. Review with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     18. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

/X/ PLEASE MARK VOTES                       REVOCABLE PROXY
    AS IN THIS EXAMPLE            UNITED TENNESSEE BANKSHARES, INC.

                                                                                      WITH-      FOR ALL
ANNUAL MEETING OF SHAREHOLDERS       1. The election as directors of all      FOR     HOLD        EXCEPT
     May 15, 2001                       nominees listed (except as marked     [ ]     [ ]          [ ]
                                        to the contrary below):


The undersigned hereby appoints         Robert L. Overholt
Peggy B. Holston and Robert D.          Ben W. Hooper, III
Self, with full powers of
substitution, to act as proxies
for the undersigned, to vote all        INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ANY LISTED NOMINEE,
shares of common stock of United        MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE
Tennessee Bankshares, Inc. (the         PROVIDED BELOW.
"Company") which the undersigned
is entitled to vote at the annual       ________________________________________________________________
meeting of shareholders (the "Annual
Meeting"), to be held at 344 W.
Broadway, Newport, Tennessee, on
Tuesday, May 15, 2001 at 5:00 p.m.,
and at any and all adjournments
thereof, as follows:

                                        2. The approval of an amendment to   FOR    AGAINST     ABSTAIN
                                           the Long-Term Incentive Plan.     [ ]      [ ]         [ ]


                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                        "FOR" THE LISTED NOMINEES AND "FOR"
                                        PROPOSAL 2.

                                        THIS  PROXY  WILL BE VOTED AS  DIRECTED,
                                        BUT IF NO  INSTRUCTIONS  ARE  SPECIFIED,
                                        THIS  PROXY WILL BE VOTED FOR THE LISTED
                                        NOMINEES  AND  FOR  PROPOSAL  2.  IF ANY
                                        OTHER   BUSINESS  IS  PRESENTED  AT  THE
                                        ANNUAL MEETING, THIS PROXY WILL BE VOTED
                                        BY  THOSE   NAMED   IN  THIS   PROXY  IN
                                        ACCORDANCE WITH THE DETERMINATION OF THE
                                        BOARD OF DIRECTORS. AT THE PRESENT TIME,
                                        THE BOARD OF DIRECTORS KNOWS OF NO OTHER
                                        BUSINESS TO BE  PRESENTED  AT THE ANNUAL
                                        MEETING.      THIS     PROXY     CONFERS
                                        DISCRETIONARY  AUTHORITY  ON THE HOLDERS
                                        THEREOF  TO  VOTE  WITH  RESPECT  TO THE
                                        ELECTION OF ANY PERSON AS DIRECTOR WHERE
                                        THE  NOMINEE  IS  UNABLE TO SERVE OR FOR
                                        GOOD  CAUSE  WILL NOT SERVE AND  MATTERS
                                        INCIDENT  TO THE  CONDUCT  OF THE ANNUAL
                                        MEETING.



                                        THIS PROXY IS  SOLICITED BY THE BOARD OF
                                        DIRECTORS.


                                        ______________________
   Please be sure to sign and date     /  Date               /
   this proxy in the box below         /                     /
_______________________________________/_____________________/
/                                                            /
/Shareholders sign above. Co-holder (if any) sign above./ /____________________________________________________________/

--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.
                        UNITED TENNESSEE BANKSHARES, INC.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement therefor and an annual report to shareholders.
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY

                      SIGN, DATE AND MAIL YOUR PROXY TODAY